Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ABRI SPAC II, INC.

I, Jeffrey Tirman, being the Chief Executive Officer of Abri SPAC II, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), do hereby certify as follows:

FIRST: The name of the Corporation is Abri SPAC II, Inc.

SECOND: The certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 19, 2021 (the “Certificate of Incorporation”).

THIRD: The Certificate of Incorporation is hereby amended by striking Article FIRST thereof in its entirety and substituting in lieu thereof a new Article FIRST which shall read in its entirety as follows:

“FIRST: The name of the corporation is Abri SPAC 2, Inc. (hereinafter called the “Corporation”).”

FOURTH: This Certificate of Amendment of Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this 9th day of August, 2021.

/s/ Jeffrey Tirman
Jeffrey Tirman
Chief Executive Officer